     As filed with the Securities and Exchange Commission on June 22, 1999
                                                     Registration No. 333-79965

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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                ---------------

                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                              SCPIE HOLDINGS INC.
            (Exact name of registrant as specified in its charter)

            Delaware                                     95-4557980
  (State or other jurisdiction                        (I.R.S. Employer
of incorporation or organization)                    Identification No.)

                                ---------------
                             1888 Century Park East
                         Los Angeles, California 90067
                                 (310) 551-5900
         (Address of principal executive offices, including zip code, and telephone number)

         The 1999 Director and Senior Management Stock Purchase Plan
                            of SCPIE Holdings Inc.

                           (Full title of the plans)

                                ---------------


                                DONALD J. ZUK
                                President and
                           Chief Executive Officer
                              SCPIE Holdings Inc.
                            1888 Century Park East
                         Los Angeles, California 90067
                                (310) 551-5900
               (Name, address, including zip code, and telephone
              number, including area code, of agent for service)

                                ---------------

                                 Copies to:
                            DONALD P. NEWELL, ESQ.
                               Latham & Watkins
                                701 "B" Street
                          San Diego, California 92101
                                (619) 236-1234


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                    REMOVAL OF SECURITIES FROM REGISTRATION

Pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 4, 1999, File No. 333-79965 (the "Registration Statement"), SCPIE Holdings Inc. (the "Registrant") registered 150,000 shares of its common stock, par value $0.0001 per share (the "Common Stock"), for issuance under the Registrant's 1999 Director and Senior Management Stock Purchase Plan (the "Plan").

Pursuant to undertaking (a)(3) of Item 9 of the Registration Statement, this Post-Effective Amendment No. 1 is being filed solely for the purpose of de-registering 5,000 shares of Common Stock previously registered under the Registration Statement, but unsold as of the date of the Plan's termination on June 4, 1999. Accordingly, the Registrant hereby removes from registration such 5,000 shares of Common Stock.

                                       2
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                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on June 22, 1999.

                                   SCPIE HOLDINGS INC.,


                                   By /s/ Donald J. Zuk
                                     __________________________________
                                       Donald J. Zuk
                                       President and Chief Executive Officer